Obtaining Control of Credit Suisse Global
Sustainable Dividend Equity A

As of April 30, 2016 Merchant Holdings
("Shareholder") owned 102,157 shares of the Fund which represented 95.46% of the Fund. As of October 31, 2016, Merchant Holdings
("Shareholder") owned 103,257 shares of the Fund, which represented 74.12% of the Fund.
Accordingly, Shareholder continues to be a controlling person of the Fund.


Obtaining Control of Credit Suisse Global
Sustainable Dividend Equity C

As of April 30, 2016 Merchant Holdings
("Shareholder") owned 101,360 shares of the Fund
which represented 76.43% of the Fund.   As of
October 31, 2016, Merchant Holdings
("Shareholder") owned 102,071 shares of the Fund, which represented 90.17% of the Fund Accordingly, Shareholder continues to be a controlling person of the Fund.


Obtaining Control of Credit Suisse Global
Sustainable Dividend Equity I

As of April 30, 2016 Shareholder owned 1,843,815
shares of the Fund which represented 77.87% of the
Fund.  As of October 31, 2016, Merchant Holdings
("Shareholder") owned 1,865,970 shares of the
Fund, which represented 84.90% shares of the
Fund.   Accordingly, Shareholder continues to be a
controlling person of the Fund.